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                                                        EXHIBIT 10.19


     FINANCING AGREEMENT



This Financing Agreement is made as of June 27, 1997

between


generale bank
Montagne du Parc, 3
1000 Brussels

hereafter referred to as the "Bank"

and


vasco corp,
1919 South Highland Avenue, Suite 118-C,
Lombard, Illinois 60148

hereinafter referred to as the "Company"



whereas the Company envisages to increase its equity by an amount of USD 60,000,000 by a Secondary Public Offering ("SPO") in the fourth quarter of 1997 on Easdaq and/or Nasdaq of new Common Shares of the Company or of a new Delaware corporation to be formed by the Company to effect a reorganization of the Company through a stock exchange of at least 80% of the Company's outstanding common stock ("Newco"), whereupon these Common Shares will be admitted for trading and traded on Easdaq and/or Nasdaq;

whereas the Board of Directors of the Company in view of the above approved on May 19th, 1997 a resolution on the negotiating on finalizing of a bridge credit facility in the form of convertible notes and stock warrants which are convertible into Common Shares of the Company or will be convertible in shares of common stock of Newco.

THEREFORE it is agreed as follows :


article 1. - definitions

Terms defined in this Agreement.

"Agreement" means this Financing Agreement between the Bank and the Company.

"Annex" means an annex to this Agreement which forms an integral part of this Agreement.

"Bank" means Generale Bank, Montagne du Parc 3, 1000 Brussels.


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"Common Shares" means the common stock shares of the Company as outstanding on the date of signature of this Agreement (or Common Shares of Newco) as described on page 60 of the Form S-4 registration statement for the Securities and Exchange Commission (draft dated 3/31/97)).

"Company" means vasco corp. 1919 South Highland Avenue, Suite 118-C, Lombard, Illinois 60148 or any successor company which has assumed all rights and obligations of vasco corp. including the rights and obligations under or in connection with this Agreement, the Convertible Notes, and the Stock Warrants; reference to any knowledge of the Company refers equally to knowledge of the officers of the Company

"Convertible Notes" means the amended and restated notes convertible in common stock of the Company issued by the Company, dated July 1, 1997, numbered from 1 to 5 and whereof an unsigned example is annexed to this Financing Agreement, Annex 1.

"Easdaq" means the European Association of Securities Dealers Automated Quotation recognized by the Belgian royal decree of June 30, 1996 (Official Gazette of July 7, 1996).

"Financing Agreement" means this amended and restated agreement between the Company and the Bank.

"Nasdaq" means the National Association of Securities Dealers Automated Quotation operated by Nasdaq Stock Market, Inc., a subsidiary of the National Association of Securities Dealers, Inc.

"Stock Warrants" means the common stock purchase warrants represented by certificates numbered W9706001, W9706002, W9706003 and W9706004 signed by the Company's Secretary and President on June 16, 1997 (a copy of which is annexed to this Agreement, Annex II), certifying that the Bank is holder of a total of
40.000 common stock purchase warrants each of which giving the right to the Bank to purchase one share of Common Stock of the Company.

"Taxes" has the meaning assigned to it in article 4.5 of this agreement.


article 2. - subscription of convertible Notes and the stock warrants

2.1. The Company agreed to issue the Convertible Notes, one unsigned copy of which is annexed to this Agreement (Annex I), and the Stock Warrants, a copy of all four certificates is annexed to this Agreement (Annex II).

The Convertible Notes are in the original aggregate principal amount of USD 2,500,000.

2.2. The certificates representing the Stock Warrants are in the possession of the Bank. The Convertible Notes shall be delivered to the Bank on the date of signature of this Agreement and Generale Bank hereby acknowledges receipt of the Convertible Notes and Stock Warrants.

2.3. In consideration of the deliverance of the Convertible Notes and the Stock Warrants the Bank shall pay at the latest three business days after the date of signature of this Agreement the Company USD 2.500.000 less the out-of-pocket expenses as referred to in article 5.5. by crediting by wire transfer its account no. 41500 124 2445 with First National Bank of Chicago.

article 3. - conditions precedent

     This Agreement is subject to the delivery to the Bank of a legal opinion by the Company's external legal counsel, which Generale Bank hereby acknowledges have been satisfied will be satisfied upon receipt of a legal opinion in the form of Annex III.


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article 4 - representations and warranties

4.1. Corporate status.

The Company is duly organized, validly existing and in good standing under the laws of Delaware and has full corporate power to carry on its business as it is now conducted.

The statutory books and records of the Company have been kept substantially in accordance to all legal requirements, are intact and in the possession or control of the Company which has substantially complied with all statutory procedures in connection with the management of the Company and the holding of general shareholders meetings and Board meetings except where failure to maintain would not have a material adverse effect on the financial conditions of the Company ("Material Adverse Effect").

4.2.  Financial Statements.

The balance sheet of the Company as of December 31, 1996 and the related statements of income for the fiscal year then ended, with the related notes, a copy of which is annexed to this Agreement (Annex IV), have been delivered to the Bank on June 18, 1997, and

(i) were prepared in accordance with US GAAP accounting rules and applied in all material respects on a consistent basis throughout the said period, and

(ii) fairly present the financial position and results of the Company as at the balance sheet date and for the period thereby covered, as confirmed in the fax received from KPMG dated June 17, 1997, a copy of which is annexed to this Agreement (Annex V).

The financial statements for the year ending 1996 make adequate provision for all material liabilities of the Company as of that date in accordance with US GAAP accounting rules consistently applied.

The financial statements of the Company have been prepared in conformity with the US GAAP accounting rules on a consistent basis throughout the period covered and fairly present the financial position of the Company as of such date.

Assuming the payment to the Company of the USD 2.500.000 pursuant to this Agreement, since December 31, 1996, there have not been any material adverse change in the business, prospects and financial condition or results of operations, of the Company and the Company is not aware of any circumstance which could give rise to such.

4.3.  Absence of Undisclosed Liabilities.

The Company has no material debts, liabilities or obligations, whether accrued, absolute, contingent, unrecorded or undisclosed, whether due or to become due, except for debts, liabilities or obligations, (i) specifically reflected in, reserved against or accrued in the audited financial statements and (ii) those incurred in the ordinary course of business since December 31, 1996.

4.4.  Absence of Certain Changes.

Except as set forth in article 4.4. hereunder, as well as the Netscape OEM agreement and the Hucom agreement, since December 31, 1996 the Company has not

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(a) given any material discharge or release of any material obligations of third parties to it, for which no substantially equal benefit was received by it;

(b) mortgaged, pledged or subjected to any encumbrance any of its material assets;

(c) waived or released any material right other than in the ordinary course of business;

(d) sold, assigned, transferred, conveyed, licensed, sub-licensed, leased or agreed to acquire any material asset other than in the ordinary course of business;

(e) made any material capital expenditures or entered into any commitment therefore, except in the ordinary course of business;

(f) incurred any material debt, liability or obligation other than normal trade debts or obligations incurred in the ordinary course of business other than with respect to the potential SPO and the renegotiation of the USD 3.4 million bank guarantee with Paribas Belgique;

(g) incurred or inflicted any damage, destruction or loss to any physical property owned or used in and material to its business and not fully adequately covered by insurance.

4.5.  Tax Matters.

"Taxes" as referred to in this Agreement shall mean all forms of taxation by any taxing authorities, whether national or local including, without limiting the generality of the foregoing, corporate income tax, real and personal property tax, registration tax, value added tax, customs duties and parafiscal, social security payments and similar charges. With respect to any period on or before the signature date of this Agreement, the Company has :

(i) filed all returns, reports and declarations required to be filed with respect to Taxes;

(ii) paid all such Taxes due to all taxing and social security authorities, and there is no further liability for any such Taxes and no interest or penalties accrued or accruing with respect thereto;

(iii) made adequate provisions for Taxes not yet due and attributable to all periods ended on or before the date of this Agreement in accordance with applicable accounting law and rules, except to the extent the amount thereof will not have a Material Adverse Effect.

4.6.  Litigation.

There are

(a) no material litigation or other material proceedings pending against the Company;

(b) to the best of the knowledge of the Company no material threatened litigation or administrative action and material claims asserted or threatened against the Company;

(c) no litigation or other proceedings or administrative actions or claims pending, or, to the best of the knowledge of the Company, threatened against the Company before any court or governmental entity, which would materially adversely affect the ability of the Company to consummate the transaction contemplated by this Agreement;

(d) to the best of the knowledge of the Company no consumer complaints have been lodged or threatened against the Company which could result in a Material Adverse Effect.

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In each of the subparagraphs (a) through (d), there exists, to the best of the knowledge of the Company, no circumstances (other then those described in the March 31, 1997 draft of the Form S-4) which it is aware of which might give rise to material litigation or other material proceedings against the Company.

4.7.  No obligations of the Company conflicting with this Agreement.

Neither the issue of the Convertible Notes and the Stock Warrants, nor the execution and delivery of this Agreement, nor the consummation of the transaction contemplated hereby, will

(a) violate any provision of the organizational documents of the Company or any statute, ordinance, regulation, order, judgment, directive or decree of any court or governmental authority applicable to the Company;

(b) to the best of the knowledge of the Company, violate any provision of law applicable to the Company;

(c) to the best of the knowledge of the Company, result in a breach of or the termination of or constitute a default under any material agreement to which the Company is a party.

4.8.  Trademarks and other Intangibles.

The Company is the sole owner of or has right to use all trade names, trademarks, service marks, corporate names and logos, patents, copyrights or designs that are used in and are material to its business.

The Company is not aware of any litigation, proceeding or claim whatsoever, pending or threatened, which is likely to jeopardize the registration or validity of the above trade names, trademarks, service marks, corporate names and logos, patents, copyrights or designs it uses, except to the extent the lack of registration or validity would not have a Material Adverse Effect.

4.9.  No further Consents.

Assuming the Bank is acquiring the Convertible Notes and Stock Warrants for their own account and shall not distribute them unless such distribution is registered under applicable law or exception from registration is available, no consent, approval or authorization of, or registration, qualification, designation or filing with, any governmental authority on the part of the Company is required in connection with:

(i)    the issue of the Convertible Notes and Stock Warrants;

(ii)   the execution and delivery of this Agreement;

(iii)  the conversion of the Convertible Notes in Common Stock Shares;

(iv) the issue of Common Shares in consideration of the exercise of the Stock Warrants;


4.10.  Disclosure.

Neither this Agreement nor any document certificate or statement furnished to the Bank by or on behalf of the Company in connection with this Agreement or transaction contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading.
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There is no fact known to the Company which constitutes a Material Adverse
Effect or in the future may cause a Material Adverse Effect which has not been disclosed to the Bank.

The Company has not knowingly withheld from the Bank any information or data which would in the reasonable opinion of the Bank materially affect the Bank's decision to enter into this Agreement or any of its terms.

4.11.  Contracts.

There are no

(a) contracts (other than contracts that are not material to the Company's financial position or results) signed by the Company which are immediately subject to termination as a result of an introduction of the shares of the Company on a stock exchange or a change of ownership of part or all of the shares of the Company;

(b) agreements under which the Company has transferred the security ownership of or granted a pledge or other security interest in any of the assets which would be material to the business of the Company, other than in the ordinary course of business.

4.12.  Compliance with laws.

The Company has substantially complied with all laws and regulations and enforceable judgments of courts or arbitration tribunals with competent jurisdiction applicable to the Company or its business and assets, the violation of which, or the remedy of a violation of which, individually or in the aggregate have a material adverse effect on the business, or financial condition of the Company.

4.13.  Indemnification.

The Company hereby agrees to hold the Bank harmless against any and all claims, actions, suits, proceedings, demands, assessments, judgments and indemnify the Bank for all damages and costs, including but not limited to interest, penalties and reasonable auditors' and attorney's fees, incurred by the Bank and caused by the incorrectness when made of any of the representations and warranties of the Company as set forth above.


article 5. - undertakings

5.1. The Company undertakes to take all corporate actions necessary or useful to authorize the SPO and listing of its Common Shares on Easdaq and/or Nasdaq.

5.2. The Company will use its best efforts to take all other actions, including but not limited to consents of authorities and shareholders, necessary or useful to authorize the SPO and listing of its Common Shares on Easdaq and/or Nasdaq.

5.3. The Company undertakes to co-operate fully with the Bank and disclose all relevant information and the Bank undertakes to co-operate with the Company in order to facilitate the preparatory work for the admission to trading of the Company's Common Shares on Easdaq and/or Nasdaq in the fourth quarter of 1997.

5.4. The Company and its officers undertakes that the rights and obligations of VASCO CORP. under or in connection with this Financing Agreement and the issuance of shares under the Convertible Notes and Stock Warrants shall be assumed in their entirety by Newco. The Company and its officers undertakes that Newco shall deliver an express written undertaking in this regard. Furthermore, following

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such undertaking, Newco will deliver a legal opinion from Newco's external legal counsel to the effect that all of the Company's rights and obligations under the Financing Agreement and with respect to issuance of Newco shares of Common Stock pursuant to the Convertible Notes and the Stock Warrants have been assumed by Newco. The Company further undertakes to cause the officers of Newco, who the Company anticipates will be the same people who are officers of the Company, to cause Newco to assume all of the obligations set forth in this Article 5.4.

5.5. The Company undertakes to pay up to the sum of USD 10.000 (ten thousand) all reasonable out-of-pocket expenses, including legal fees of the Bank, in connection with the preparation and execution of this Financing Agreement.



article 6. - further assurances

Each of the parties hereto shall take such further actions as may be reasonably requested by the other party hereto to carry out and consummate the transactions contemplated in this Agreement.


article 7. - assignment

With the exception of an assignment in accordance with article 5.4. of this Agreement, no parties may assign any of its rights under and/or in connection with this Agreement without the prior written consent of the other party.


article 8. - severability and waiver

8.1.  No implied waivers - Remedies cumulative.

No failure to exercise and no delay in exercising any right, power or privilege hereunder shall operate as a waiver thereof or exclude a further exercise of these same rights, power or privilege. Nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof, or the exercise of any other right, power or privilege. No waiver shall be effective unless it is in writing.

The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

8.2. Amendments and waivers.

Any provision of this Agreement may be amended only if the parties so agree in writing.

Any waiver under any provision of this Agreement must be in writing.

8.3. Partial invalidity.

The illegality or unenforceability of any provision of this Agreement under the law of any jurisdiction shall not affect its legality, validity or enforceability under the law of any other jurisdiction nor the legality, validity or enforceability of any other provision.


Article 9. - Governing law and jurisdiction

9.1. This Agreement is governed by, and shall be construed in accordance with, the laws of Belgium.

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9.2. The Courts of Brussels shall have the non-exclusive jurisdiction to settle any dispute which may arise out of or in connection with this Agreement.



This Agreement has been executed in two originals as of the day and year first before written and each party acknowledges receipt of one signed original.







generale bank                                      vasco corp.


By: /s/ F. Vanderhoydonck                          By: /s/ T. Kendall Hunt
    ---------------------------                        -----------------------
name:   Francis VANDERHOYDONCK                     name: T.Kendall HUNT
title:  Director Corporate Investment              title:    Chairman & CEO
        Banking



    I.O. O. Van Marke
By: /s/ O. Van Marke
    ---------------------------
name:   Marc Antoine de SCHOUTHEETE


title:     Head of Corporate Finance



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Annex I. - Unsigned copy of Convertible Note


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Annex II. - Copy of the Stock Warrants

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Annex III. - form of legal opinion

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Annex IV. - Financial statements

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Annex V. - Fax of KPMG